G:\CDH\SHARE\CPK\REGRGHTB.AGR          March 10, 1997  12:06PM

                REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is made and entered into as of March 6, 1997, by and between Chesapeake Utilities Corporation, a Delaware corporation (the
"Company") and William P. Schneider ("Shareholder").

          This Agreement is made as contemplated by that certain Agreement and Plan of Merger dated as of January 10, 1997, by and among the Company, CPK Sub-A, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CPK Sub-A"), Tri-County Gas Co., Incorporated, a Maryland corporation ("Tri-County"), Shareholder and James R. Schneider (the "Merger Agreement"), which provides for the merger of CPK Sub-A with and into Tri-County (the "Merger"). Whereas the securities to be delivered to Shareholder pursuant to the Merger Agreement are restricted securities, as defined in Rule 144 under the Securities Act of 1933, in order to induce Tri-County and Shareholder to enter into the Merger Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the shares of common stock, par value $.4867 per share, of the Company (the "Common Stock") issued to Shareholder in accordance with the terms of the Merger Agreement (the
"Registrable Securities").

          2.   Registration.

               (a) Within 60 days following the time at which results covering at least 30 days of post-Merger combined operations of the Company have been filed with the Securities and Exchange Commission (the "Commission"), sent to stockholders of the Company or otherwise publicly issued, the Company will, subject to the terms of this Agreement, and
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subject to the full cooperation of Shareholder, at its
expense, file with the Commission a registration statement (the "Registration Statement") covering the sale by Shareholder of the Registrable Securities. The Company will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and to maintain the effectiveness of the Registration Statement for a period of three (3) years from the Effective Time, as that term is defined in the Merger Agreement, or such shorter time as may be required by Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), or any successor provision. The Company may postpone for a reasonable period of time, not to exceed 60 days, the filing or effectiveness of the Registration Statement, or the undertaking of any work by the Company with respect to the preparation of the Registration Statement, if the Board of Directors of the Company in good faith determines that such filing or registration would reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction.

               (b)  Before filing with the Commission the
Registration Statement or any amendments or supplements thereto, the Company will furnish to Shareholder for review copies of all documents proposed to be filed.

               (c) The Company shall furnish to Shareholder such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), and such other documents as Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities by Shareholder.

               (d) The Company shall use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as Shareholder may reasonably
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request, provided that the Company shall not for any such
purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction (a general service of process would not include a consent on Form U-2 or its substantial equivalent).

               (e)  The Company may require Shareholder to
furnish the Company with such information regarding
Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities as the Company may from time to time reasonably request.

               (f)  If Shareholder determines to distribute
the Registrable Securities in an underwritten offering, all costs, fees, and disbursements of underwriters and all underwriting discounts, commissions and transfer taxes relating to such distribution will be the sole responsibility of Shareholder.

               (g) Shareholder agrees that upon notice from the Company he will suspend from time to time all sales of the Registrable Securities for such period of time as is required to permit the Company to complete any future financing transaction involving an underwritten offering by the Company of its Common Stock. Shareholder will not be required to suspend sales of the Registrable Securities (pursuant to this Section 2(g)) for more than three months in any 12-month period.

               (h) Shareholder agrees that, upon receipt of any notice from the Company that the Company has become aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, Shareholder will forthwith discontinue disposition of
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Registrable Securities pursuant to the Registration Statement until Shareholder's receipt of copies of a properly supplemented or amended prospectus and, if so directed by the Company, Shareholder will deliver to the Company all copies, other than permanent file copies then in Shareholder's possession, of the prospectus covering Registrable Securities current at the time of receipt of such notice.

          3.   Indemnification.

               (a)  Indemnification by the Company.  The
Company will indemnify and hold harmless, to the extent permitted by law, Shareholder against any and all losses, claims, damages or liabilities, joint or several, to which Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to the provisions of Section 3(c), the Company will reimburse Shareholder for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to Shareholder in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by Shareholder for use in the preparation thereof; and provided further that the Company shall not be liable under this
Section 3(a) to Shareholder to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of Shareholder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Shareholder and shall survive the transfer of such securities by Shareholder.

               (b)  Indemnification by Shareholder.
Shareholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3) the Company, each director of the Company and each officer of the Company with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by Shareholder for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, any director of the Company or any officer of the Company and shall survive the transfer of such securities by Shareholder.

               (c)  Notices of Claims, etc.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding or threat of claim involving a claim referred to in the preceding subdivisions of this
Section 3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or threat of claim, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless and except to the extent that in the reasonable judgment of the indemnified party, based on advice of counsel, a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

               (d)  Indemnification Payments.  The
indemnification required by this Section 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred subject to the receipt of such documentary support therefor as the indemnifying party may reasonably request.

               (e)  Contribution.  If the indemnification
provided for in this Section 3 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to an indemnified party's stock ownership in the Company. The amount paid or payable by an indemnified party as a result of the loss, claim damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          4.   Restriction on Transfer.

               (a) Shareholder covenants and agrees that in any calendar quarter he will not offer to sell, sell or otherwise dispose of any amount of Registrable Securities in excess of one percent (1%) of the total number of shares of Common Stock then issued and outstanding.

               (b)  Notwithstanding the provisions of
Section 4(a) of this Agreement, in the event that a Shareholder becomes liable for a payment obligation under the indemnification provisions of the Merger Agreement, Shareholder may, at his option, sell or pledge in accordance with the Registration Statement as then in effect or pursuant to an applicable exemption from registration, such number of
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shares of the Registrable Securities sufficient to generate net funds in the amount of that payment obligation.

          5. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) confirmed delivery by a standard overnight carrier or when delivered by hand or (b) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

          (x)  If to the Company, to:

               Chesapeake Utilities Corporation
               909 Silver Lake Boulevard
               Dover, Delaware  19904
               Attention: John R. Schimkaitis

     with a copy to:

               Covington & Burling
               1201 Pennsylvania Avenue, N.W.
               Post Office Box 7566
               Washington, D.C.  20044
               Attention: Ruth S. Epstein

          (y) If to Shareholder, to the most recent address given by Shareholder to the Company, which address initially appears on Schedule I attached hereto.

          6. Miscellaneous. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought or by Shareholder and the Company. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The section headings in this Agreement are for purposes of convenience only and shall not constitute a part hereof.

          IN WITNESS WHEREOF, the Company and Shareholder have caused this Agreement to be duly executed as of the date first above written.

                                             CHESAPEAKE
                         UTILITIES CORPORATION


                         By:  /S/ JOHN R. SCHIMKAITIS
                              John R. Schimkaitis
                              Chief Operating Officer and
                              Executive Vice President


                         SHAREHOLDER


                         /S/ WILLIAM P. SCHNEIDER
                         William P. Schneider

                          SCHEDULE I



Mr. William P. Schneider
c/o James L. Otway, Esq.
Anthenelli & Otway
108 The Plaza
P.O. Box 4096
Salisbury, Maryland 21801